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                                                                Exhibit 10.27


                                PROMISSORY NOTE


THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD UNLESS IT HAS BEEN REGISTERED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

$200,000                                                           July 15, 1998

         FOR VALUE RECEIVED, OPTIMUM HEALTH SERVICES, INC., a Delaware corporation (the "Company"), HEREBY PROMISES TO PAY to the order of Complete Wellness Centers, Inc. (the "Purchaser") or its registered assigns (i) the principal sum of TWO HUNDRED THOUSAND DOLLARS and (ii) interest on any and all principal amounts remaining unpaid hereunder from time to time outstanding from the date hereof until such principal amount become due.

         Interest on the unpaid balance of the principal amount of this Note shall be computed on the basis of a 360-day year of twelve 30-day months and shall accrue quarterly in arrears on the first day of each quarter commencing on August 1, 1998, at a rate per annum equal to twelve percent (12%) per annum until the unpaid principal balance of this Note shall be paid in full (whether by scheduled maturity or at a date fixed for prepayment, redemption or repurchase or by declaration, demand or otherwise) and shall be senior to any other debt or obligation. All such accrued interest shall be capitalized and added to the principal amount of this Note.

         The unpaid principal balance of this Note, together with any accrued but unpaid interest hereunder, shall be due at the earlier of December 31, 1999. However, in the event that the Company succeeds in securing equity financing in an amount not less than $1,000,000, prior to December 31, 1999, but exclusive of the Rights Offering, then the unpaid balance of the principal and interest of the note shall be repayable as follows: 20% up to and equal to $1,000,000 in financing. Payment shall be due and owing within ten (10) days of the closing of such equity financing. Payments of principal of, and interest and premium, if any, on this Note are payable in lawful money of the United States of America at:

                        COMPLETE WELLNESS CENTERS, INC.
                         ATTN: CHIEF FINANCIAL OFFICER
                            666 ELEVENTH STREET, NW
                                   SUITE 200
                             WASHINGTON D.C.  20001

Whenever any payment under this Note shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.

         Nothing contained in this Promissory Note shall require the Company to pay interest at a rate exceeding the maximum rate permitted by applicable law. If interest payable to the Purchaser on any date would exceed the maximum permissible amount, it shall be automatically reduced to such amount, and interest for any subsequent period, to the extent less than that permitted by applicable law, shall, to that extent, be increased by the amount of such reduction.
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         This Note is a registered Note and is transferable only upon surrender of this Note for registration of transfer or exchange (and, in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer, duly executed by the registered holder of this Note or his attorney duly authorized in writing), at which time a new Note for a like principal amount will be issued to, and registered in the name of, the permitted transferee.

         The holder hereof, by acceptance of this Note, agrees that this Note shall not be transferred, sold or otherwise disposed of except to an Accredited Investor (as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended). This Note may be transferred in whole or in part only by registration of such transfer on the register maintained for such purpose by the companies.

         This Note is secured by all of the Company's assets, both tangible and intangible, including but not limited to accounts receivable, furniture, fixtures, bank accounts, licenses, leasehold improvements, etc., and the UCC-I financing statements filed thereon.

         If an Event of Default shall occur and be continuing, the unpaid balance of principal of this Note and any accrued and unpaid interest and other amounts payable hereon may be declared or otherwise become due and payable upon demand.

         This note shall be governed by, and construed in accordance with, the internal laws of the State of Delaware applicable to contracts made and to be performed therein without consideration as to choice of law.



                                COMPLETE WELLNESS CENTER, INC.

                                By:  ------------------------------  -----------
                                         C. Thomas McMillen          Date
                                         Chairman & CEO


                                OPTIMUM HEALTH SERVICES, INC.

                                By:  ------------------------------- -----------
                                         Jason Patchen               Date
                                         President & CEO